                    DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: DECEMBER 1998


Distribution Date:
             01/20/99


Statement to Noteholders and  Certificateholders Pursuant to
Section 4.9 of the Sale and Servicing Agreement                                                               Per $1,000 of Original
                                                                                                                  Class A/Class B
                                                                                                                     Amounts
                                                                                                              ----------------------
      (i)  Principal Distribution
             Class A-1                                                              $48,021,282.12                $133.392450
             Class A-2                                                                       $0.00                 $0.000000
             Class A-3                                                                       $0.00                 $0.000000
             Class A-4                                                                       $0.00                 $0.000000
             Class B Amount                                                                  $0.00                 $0.000000

     (ii)  Interest Distribution
             Class A-1                                                               $1,362,002.10                 $3.783339
             Class A-2                                                               $2,214,033.33                 $4.358333
             Class A-3                                                               $1,892,000.00                 $4.300000
             Class A-4                                                               $1,051,830.00                 $4.350000
             Class B Amount                                                            $382,415.48                 $4.683333

    (iii)  Monthly Servicing Fee                                                     $1,317,928.59
             Monthly Supplemental Servicing Fee                                              $0.00

    (iv)   Class A-1 Principal Balance (end of Collection Period)                  $262,038,479.44
           Class A-1 Pool Factor (end of Collection Period)                              72.788467%
           Class A-2 Principal Balance (end of Collection Period)                  $508,000,000.00
           Class A-2 Pool Factor (end of Collection Period)                             100.000000%
           Class A-3 Principal Balance (end of Collection Period)                  $440,000,000.00
           Class A-3 Pool Factor (end of Collection Period)                             100.000000%
           Class A-4 Principal Balance (end of Collection Period)                  $241,800,000.00
           Class A-4 Pool Factor (end of Collection Period)                             100.000000%
           Class B Principal Balance (end of Collection Period)                     $81,654,551.40
           Class B Pool Factor (end of Collection Period)                               100.000000%

      (v)  Pool Balance (end of Collection Period)                               $1,533,493,030.84


     (vi)  Interest Carryover Shortfall
             Class A-1                                                                       $0.00                 $0.000000
             Class A-2                                                                       $0.00                 $0.000000
             Class A-3                                                                       $0.00                 $0.000000
             Class A-4                                                                       $0.00                 $0.000000
             Class B                                                                         $0.00                 $0.000000
           Principal Carryover Shortfall
             Class A-1                                                                       $0.00                 $0.000000
             Class A-2                                                                       $0.00                 $0.000000
             Class A-3                                                                       $0.00                 $0.000000
             Class A-4                                                                       $0.00                 $0.000000
             Class B                                                                         $0.00                 $0.000000

    (vii)  Balance of the Reserve Fund Property (end of Collection Period)
             Class A Amount                                                         $53,023,078.95
             Class B Amount                                                                  $0.00

   (viii)  Aggregate Purchase Amount of Receivables repurchased by
             the Seller or the Servicer                                              $1,992,529.18



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